EXHIBIT 26.8

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          ---------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

         Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2)
                                                    -------

                            ------------------------

                                 CITIBANK, N.A.
              (Exact name of trustee as specified in its charter)

                                                             13-5266470
                                                             (I.R.S. employer
                                                             identification no.)

399 Park Avenue, New York, New York                          10043
(Address of principal executive office)                      (Zip Code)

                            -----------------------

                          THE CIT GROUP HOLDINGS, INC.
              (Exact name of obligor as specified in its charter)

         Delaware                                            13-2994534
(State or other jurisdiction of                              (I.R.S. employer
incorporation or organization)                               identification no.)

1211 Avenue of the Americas
New York, New York                                           10036
(Address of principal executive offices)                     (Zip Code)

                           -------------------------

                                Debt Securities
                      (Title of the indenture securities)


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Item 1. General Information.

        Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

         Name                                                 Address
         ----                                                 -------
         Comptroller of the Currency                          Washington, D.C.
         Federal Reserve Bank of New York                     New York, NY
         Federal Deposit Insurance Corporation                Washington, D.C.

    (b) Whether it is authorized to exercise corporate trust powers.

        Yes.

Item 2. Affiliations with Obligor.

        If the obligor is an affiliate of the trustee, describe each such affiliation.

        None.

Item 16. List of Exhibits.

        Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

        Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

        Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

        Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

        Exhibit 5 - Not applicable.

        Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)


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        Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of December 31, 1994 - attached)

        Exhibit 8 - Not applicable.

        Exhibit 9 - Not applicable.

                               ------------------


                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 15th day of March, 1995.



                                        CITIBANK, N.A.


                                        By  /s/ CAROL NG
                                            ------------------------
                                                Carol Ng
                                                Assistant Vice President

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                                Charter No. 1461
                          Comptroller of the Currency
                             Northeastern District
                              REPORT OF CONDITION
                                 CONSOLIDATING
                              DOMESTIC AND FOREIGN
                                SUBSIDIARIES OF
                                Citibank, N. A.
                  of New York in the State of New York, at the close of business on December 31, 1994, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.



                                     ASSETS

                                                                     Thousands
                                                                    of dollars
Cash and balances due from de-
 pository institutions:
  Noninterest-bearing balances
    and currency and coin ...............................         $   6,759,000
  Interest-bearing balances .............................             7,201,000
Securities:
  Held-to-maturity securities ...........................             3,918,000
  Available-for-sale securities .........................            11,963,000
Federal funds sold and securities
 purchased under agreements to
 resell in domestic offices of the
 bank and of its Edge and Agree-
 ment subsidiaries, and in IBFs:
 Federal funds sold .....................................             4,427,000
 Securities purchased under
 agreements to resell ...................................             1,114,000
Loans and lease financing receiv-
 ables:
  Loans and leases, net of un-
   earned income ........................    $128,902,000
  LESS: Allowance for loan
   and lease losses .....................       3,986,000
                                              -----------
  Loans and leases, net of un-
   earned income and allowance ..........................           124,916,000
Assets held in trading accounts .........................            35,573,000
Premises and fixed assets (includ-
 ing capitalized leases) ................................             3,192,000
Other real estate owned .................................             1,967,000
Investments in unconsolidated
 subsidiaries and associated com-
 panies .................................................               998,000
Customers' liability to this bank
 on acceptances outstanding .............................             1,420,000
Intangible assets .......................................                15,000
Other assets ............................................             7,024,000
                                                                  -------------
TOTAL ASSETS ............................................         $ 210,487,000
                                                                  =============

                                  LIABILITIES
Deposits:
 In domestic offices ....................................         $  33,727,000
    Noninterest-
     bearing ...........................    $  12,509,000
    Interest-
     bearing ...........................       21,218,000
                                            -------------
 In foreign offices, Edge and
  Agreement subsidiaries, and
  IBFs .................................      108,207,000
    Noninterest-
     bearing ...........................        7,180,000
    Interest-
     bearing ...........................      101,027,000
                                            -------------
Federal funds purchased and se-
 curities sold under agreements
 to repurchase in domestic offices
 of the bank and of its Edge and
 Agreement subsidiaries, and in
 IBFs:
  Federal funds purchased ...............................             6,044,000
  Securities sold under agree-
  ments to repurchase ...................................               992,000
Trading liabilities .....................................            21,458,000
Other borrowed money:
  With original maturity of one
  year or less ..........................................             7,803,000
  With original maturity of more
  than one year .........................................             3,895,000
Mortgage indebtedness and obli-
 gations under capitalized leases .......................                99,000
Bank's liability on acceptance ex-
 ecuted and outstanding .................................             1,440,000
Notes and debentures subordi-
 nated to deposits ......................................             5,700,000
Other liabilities .......................................             7,226,000
                                                                  -------------
TOTAL LIABILITIES .......................................         $ 196,591,000
                                                                  =============

                                 EQUITY CAPITAL
Common stock ............................................         $     751,000
Surplus .................................................             6,620,000
Undivided profits and capital re-
 serves .................................................             6,945,000
Net unrealized holding gains (losses)
  on available-for-sale securities ......................               156,000
Cumulative foreign currency
 translation adjustments ................................              (576,000)
                                                                  -------------
TOTAL EQUITY CAPITAL ....................................         $  13,896,000
                                                                  -------------
TOTAL LIABILITIES AND
  EQUITY CAPITAL ........................................         $ 210,487,000
                                                                  =============

                     I, Roger W. Trupin,  Controller  of the
                  above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                             ROGER W. TRUPIN

                     We, the undersigned  directors,  attest
                  to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                  CHRISTOPHER J. STEFFEN
                  PAUL J. COLLINS                 Directors
                  PEI-YUAN CHIA

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